Exhibit 99.1

Miller Energy Resources Reports Third Quarter Results

Third Quarter Revenues Increase 32.2% to $8.4 Million; Rig 34 Commences Operations

KNOXVILLE, Tenn.--(BUSINESS WIRE)--March 12, 2012--Miller Energy Resources (“Miller” or the “Company”) (NYSE: MILL) today reported its results for the three and nine months ended January 31, 2012. Revenues increased 32% to $8.4 million for the quarter as compared to $6.4 million for the same quarter in 2011. The revenue growth is primarily due to restoration of production from our Osprey platform in our Redoubt Shoals field in Alaska.

“I’m pleased to announce that as of Friday, March 9, with the commencement of the work on our KF-1 gas well with company owned and operated Rig 34, Miller has entered into the next phase of our Alaskan development. With our own rigs deployed in the Cook Inlet, Miller is in excellent position to pursue its development plans in Alaska and expects to have continued revenue growth in the future,” stated Scott Boruff, CEO of Miller Energy Resources.

“As I have noted in the past, our strategy of recompleting existing wells and further developing our Alaska properties is the key factor driving future revenue and profit growth for Miller. This strategy is unchanged; with Rig 34 operational and Rig 35 weeks away from completion we are very positive and excited about Miller’s future.”

Company and Financial Highlights

  Total revenues increased 32% to $8.4 million for the three months ended January 31, 2012, compared to $6.4 million for the three months ended January 31, 2011.
  Oil and natural gas sales increased 42% to $7.9 million for the three months ended January 31, 2012, compared with $5.6 million for the three months ended January 31, 2011.
  Total net production increased 14% to 89,234 BOE for the third quarter of fiscal 2012, compared with 78,498 BOE for the third quarter of fiscal 2011.
  Average oil and gas realized price for the three months ended January 31, 2012 increased 12% to $97.87, compared to $87.24 for the three months ended January 31, 2011.
  Credit facility pay down of $4.8 million in February 2012 using tax credit payments received from the State of Alaska.

Third Quarter Results

Total revenues for the quarter ended January 31, 2012 increased 32% to $8.4 million, compared with $6.4 million for the same quarter in fiscal year 2011. The increase was primarily attributable to higher production contributed from the Redoubt Shoals field and higher average realized sales prices. For the three months ended January 31, 2012, the Company produced and sold 89,234 BOE at an average realized sales price of $97.87 per BOE, compared with 78,498 BOE at an average realized sales price $87.24 per BOE for the same period in fiscal year 2011.

Total costs and expenses increased 97% to $14.5 million for the quarter, compared with $7.4 million for the same quarter in fiscal year 2011, primarily reflecting the Company’s increased operations in Alaska. A significant portion of this increase was attributable to increased oil and gas operating costs and general and administrative expenses for the three months ended January 31, 2012. Oil and gas operating costs increased $1.9 million to $3.8 million due to higher total spending associated with the operation of the Redoubt Shoals field and Kustatan production facility that were newly operational in May 2011. General and administrative expenses increased $4.9 million to $6.7 million primarily reflecting increases in non-cash compensation, travel, professional and other fees.

The Company recorded a $4.5 million loss associated with other income and expense for the three months ended January 31, 2012, compared with a $0.8 million income for the same period in fiscal year 2011. The increase was related to a net change of $4.6 million in the fair value of derivatives at January 31, 2012 compared to January 31, 2011. Interest expense, net of interest income, also increased $0.7 million to $0.8 million for the third quarter of fiscal year 2012, reflecting an increase in total borrowings of $26.9 million under the Company’s credit facility.

Adjusted EBITDA for the third quarter of fiscal year 2012 was $1.4 million, compared to $3.2 million for the same period in fiscal year 2011. On a GAAP basis, the Company recorded a net loss of $6.5 million, or ($0.16) per diluted share, for the three months ended January 31, 2012, compared with a net loss of $87 thousand, or $0 per diluted share for the same period in fiscal year 2011.

Nine Months Results

Total revenues for the nine months ended January 31, 2012 increased 62% to $26.5 million, compared with $16.4 million for the nine months ended January 31, 2011. The increase was primarily contributed by new production from the Company’s Redoubt Shoals field and Kustatan production facility that were newly operational during fiscal year 2012 and an increase in the average realized sales price. For the nine months ended January 31, 2012, the Company produced and sold 306,250 BOE at an average realized sales price of $92.52 per BOE, compared with 241,741 BOE at an average realized sales price $79.73 per BOE for the same period in fiscal year 2011.

Total costs and expenses increased 73% to $44.2 million, compared with $25.6 million for the same period in fiscal year 2011. A significant portion of the increase was related to higher oil and gas operating costs, general and administrative expenses, and depreciation, depletion and amortization for the nine months ended January 31, 2012. Oil and gas operating costs increased $5.7 million to $11.9 million primarily due to higher total spending associated with the operation of the Redoubt Shoals field and Kustatan production facility that were newly operational in May 2011. General and administrative expenses increased $11.5 million to $20.5 million due to increases in non-cash compensation, travel, professional and other fees. Depreciation, depletion and amortization increased $1.8 million to $10.4 million due to the increase in production.

Adjusted EBITDA for the nine months ended January 31, 2012 was $5.5 million, compared to $3.2 million for the same period in fiscal year 2011. (See discussion of non-GAAP financial data and reconciliation of EBITDA to GAAP.) On a GAAP basis, the Company recorded a net loss of $11.2 million, or ($0.27) per diluted share, compared with a net loss of $5.3 million, or ($0.15) per diluted share, for the same period in fiscal year 2011.

Investor Conference Call

Miller will hold a conference call to discuss the financials for the third quarter of fiscal 2012. The conference call will take place at 4:30 p.m. Eastern time, on March 12, 2012. Participants can access the call by dialing 888-208-1625, Confirmation code: 5372416. In addition, the call will be webcast on the Investor section of the company's website at www.millerenergyresources.com where it will also be archived for 30 days. A telephone replay will be available through April 12, 2012.

To access the replay, please dial 888-203-1112. At the system prompt, please enter code 5372416 followed by the # sign. Playback will automatically begin.

About Miller Energy Resources

Miller Energy Resources is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basis in North America. Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee’s prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Knoxville, Tennessee.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources may contain certain forward-looking statements within the meaning of Section 27A of the Securities and Exchange Act and the Private Securities Litigation Reform Act of 1995 that represent the Corporation’s expectations and beliefs concerning future events. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties. Additional information on these and other factors, which could affect Miller's operations or financial results, are included in Miller Energy Resources' reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended April 30, 2011. Miller Energy Resources' actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission. All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Miller Energy assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change, unless otherwise required under securities law.

MILLER PETROLEUM, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	January 31, 2012	April 30, 2011
ASSETS
Current Assets
Cash and cash equivalents	$3,129,032	$1,558,933
Restricted cash	285,019	202,980
Accounts receivable:
Related parties	8,610	27,822
Customers and other	2,470,201	1,619,720
State production credits receivable	5,221,817	3,620,336
Inventory	1,350,463	1,043,960
Prepaid expenses	558,982	231,724
Total current assets	13,024,124	8,305,475

Oil and Gas Properties (Successful Efforts Method)
Cost	502,477,317	496,925,472
Less accumulated depletion	(25,003,130)	(14,873,595)
Oil and gas properties, net	477,474,187	482,051,877

Equipment
Cost	34,680,049	10,292,514
Less accumulated depreciation and amortization	(2,710,646)	(2,185,981)
Equipment, net	31,969,403	8,106,533

Other Long-Term Assets
Land	541,500	526,500
Restricted cash, non-current	9,887,485	10,026,516
Deferred financing costs, net of accumulated amortization	1,661,781	63,907
Other assets	416,944	—
Total other long-term assets	12,507,710	10,616,923
Total Assets	$534,975,424	$509,080,808

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$9,945,282	$7,496,786
Accrued expenses	6,669,981	4,185,087
Current portion of derivative liability	1,021,044	2,305,118
Borrowings under credit facility	28,894,615	2,000,000
Total current liabilities	46,530,922	15,986,991

Long-term Liabilities
Deferred income taxes	171,417,759	178,326,065
Asset retirement obligation	18,098,456	17,293,718
Non-current portion of derivative liability	3,230,445	2,732,659
Total long-term liabilities	192,746,660	198,352,442
Total Liabilities	239,277,582	214,339,433
Commitments and Contingencies (Note 6, 8, 13 and 16)
Equity
Common stock, par value $0.0001 per share (500,000,000 shares authorized, 40,986,751 and 39,880,251 shares issued as of January 31, 2012 and April 30, 2011, respectively)	4,099	3,988
Additional paid-in capital	61,146,559	49,012,755
Retained earnings	234,547,184	245,724,632
Total Stockholders' Equity	295,697,842	294,741,375
Total Liabilities and Stockholders’ Equity	$534,975,424	$509,080,808

MILLER PETROLEUM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	January 31, 2012	January 31, 2011	January 31, 2012	January 31, 2011
		(as restated)		(as restated)
Revenues
Oil and natural gas sales	$7,943,779	$5,609,958	$24,703,999	$14,621,197
Other revenue	499,664	775,664	1,799,980	1,778,601
Total revenues	8,443,443	6,385,622	26,503,979	16,399,798

Costs and Expenses
Oil and gas operating	3,769,742	1,831,066	11,940,863	6,274,411
Cost of other revenue	296,169	425,827	668,595	873,593
General and administrative	6,729,265	1,753,251	20,450,440	8,934,418
Exploration expense	394,686	—	574,478	—
Depreciation, depletion and amortization	2,826,065	3,110,976	10,437,487	8,663,453
Accretion of asset retirement obligation	268,028	243,806	804,738	855,842
Other operating income (expense), net	255,040	—	(642,238)	—
Total costs and expenses	14,538,995	7,364,926	44,234,363	25,601,717
Operating Loss	(6,095,552)	(979,304)	(17,730,384)	(9,201,919)

Other Income (Expense)
Interest income	4,764	9,253	8,599	14,980
Interest expense, net of interest capitalized	(817,560)	(111,162)	(2,008,863)	(1,053,696)
Gain (loss) on derivatives, net	(3,668,509)	935,929	1,593,336	2,079,634
Other income (expense), net	(8,338)	—	51,558	(709,223)
Total other income (expense)	(4,489,643)	834,020	(355,370)	331,695

Loss Before Income Taxes	(10,585,195)	(145,284)	(18,085,754)	(8,870,224)
Income tax benefit	4,074,736	58,113	6,908,307	3,548,039
Net Loss	$(6,510,459)	$(87,171)	$(11,177,447)	$(5,322,185)

Loss per Share:
Basic	$(0.16)	$(0.00)	$(0.27)	$(0.15)
Diluted	$(0.16)	$(0.00)	$(0.27)	$(0.15)

Average Number of Common Shares Outstanding:
Basic	40,937,023	37,774,861	40,728,374	34,975,126
Diluted	40,937,023	37,774,861	40,728,374	34,975,126

MILLER ENERGY RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Nine Months Ended January 31,
	2012	2011
		(as restated)
Cash Flows from Operating Activities
Net loss	$(11,177,447)	$(5,322,185)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, and amortization	10,437,487	8,663,453
Amortization of deferred financing fees	887,318	312,774
Issuance of equity for compensation	9,629,859	2,535,529
Issuance of equity for services	876,055	609,559
Deferred income taxes	(6,908,306)	(3,617,850)
Loss on sale of equipment	—	625,948
Gain on derivative instruments, net	(786,288)	(2,079,634)
Accretion of asset retirement obligation	804,738	855,842
Changes in operating assets and liabilities:
Receivables, net	1,472,342	4,621
Inventory	(89,790)	(252,963)
Prepaid expenses	(327,258)	(554,809)
Other assets	(416,944)	392,883
Accounts payable, accrued expenses and other	4,933,390	5,894,093
Net cash provided by operating activities	9,335,156	8,067,261

Cash Flows from Investing Activities
Purchase of equipment and improvements	(24,387,534)	(770,083)
Capital expenditures for oil and gas properties	(9,471,939)	(9,944,414)
Net cash used by investing activities	(33,859,473)	(10,714,497)

Cash Flows from Financing Activities
Deferred financing costs	(2,140,192)	—
Proceeds from borrowings	26,894,615	2,500,000
Exercise of equity rights	1,283,001	947,507
Restricted cash	56,992	(392,166)
Net cash provided by financing activities	26,094,416	3,055,341
Net Increase (Decrease) in Cash and Cash Equivalents	1,570,099	408,105

Cash and Cash Equivalents at Beginning of Period	1,558,933	2,994,634
Cash and Cash Equivalents at End of Period	$3,129,032	$3,402,739

Cash paid for interest	$1,366,195	$454,304

Regulation G Disclosure - Discussion of Non-GAAP Financial Data and Reconciliation to GAAP

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. The Company believes these non-GAAP financial measures provide information that is useful to the users of its financial information regarding the Company’s financial condition and results of operations. Additionally, the Company uses these non-GAAP measures to evaluate its past performance and prospects for future performance. The Company believes this non-GAAP financial information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any particular period.

While the Company believes these non-GAAP financial measures are useful in evaluating Company performance, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with U.S. GAAP. Further, these non-GAAP financial measures may differ from similar measures presented by other companies.

	For the Three Months Ended January 31,		For the Nine Months Ended January 31,
	2012	2011	2012	2011
Reconciliation of Net Loss to Adjusted EBITDA:		(as restated)		(as restated)
Net loss before taxes	$(10,585,195)	$(145,284)	$(18,085,754)	$(8,870,224)
Adjusted by:
Interest expense, net	812,796	101,909	2,000,264	1,038,716
Depreciation, depletion and amortization	2,826,065	3,110,976	10,437,487	8,663,453
Accretion of asset retirement obligation	268,028	243,806	804,738	855,842
Loss on sale of assets	—	—	—	625,948
Exploration expense	394,686	—	574,478	—
Share-based compensation	4,049,841	845,506	10,505,915	2,979,215
Unrealized (gain) loss on MTM activities	3,598,048	(935,929)	(786,289)	(2,079,634)

Adjusted EBITDA	$1,364,269	$3,220,984	$5,450,839	$3,213,316

How We Evaluate Our Operations

Non-GAAP Financial Measure – Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before taxes adjusted by:

  depreciation, depletion and amortization;
  write-off of deferred financing fees;
  asset impairments;
  (gain) loss on sale of assets;
  accretion expense;
  exploration costs;
  (gain) loss from equity investment;
  share-based compensation expense;
  (gain) loss from mark-to-market activities;
  interest expense and interest (income)

Adjusted EBITDA is a significant performance metric used as a quantitative standard by our management and by external users of our financial statements such as investors, research analysts and others to assess:

  the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;
  the ability of our assets to generate cash sufficient to pay interest costs and support our indebtedness; and
  our operating performance and return on capital as compared to those of other companies in our industry, without regard to financing or capital structure.

Our Adjusted EBITDA should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Our Adjusted EBITDA excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

CONTACT:
Miller Energy Resources
Robert L. Gaylor, SVP Investor Relations, 865-223-6575